SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 19, 2009

                             PANGEA PETROLEUM CORP.
                             ----------------------
             (Exact name of registrant as specified in its charter)


          Colorado                   0-30503                76-0635938
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(State or other jurisdiction    (Commission File           IRS Employer
         of incorporation)           Number)                ID Number)

               3600 Gessner, Suite 220, Houston, Texas        77063
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              (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code       (281) 710-7103
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act   (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01  OTHER  EVENTS.

     On August 19, 2009 at a special meeting, the stockholders of Pangea Petroleum Corporation (the "Company") approved all five proposed amendments to the Company's Articles of Incorporation and a sixth proposal that calls for such Articles of Incorporation (as amended heretofore or at the meeting) to be restated in a single document. The principal effects of these amendments involve the change of the Company's corporate name to "AvStar Aviation Group, Inc." and a one-for-100 reverse stock split of the Company's common stock. One consequence of the reverse stock split will be the conversion of all outstanding shares of Series A Preferred Stock into shares of common stock, thereby simplifying the Company's capitalization. Moreover, another consequence will be the creation of additional authorized but unissued common shares for general corporate use. Several more technical amendments will modernize the Company's Articles of Incorporation. The Company is currently working with relevant regulators to complete the name change and reverse stock split. Once this work is completed, the Company will file another Current Report on Form 8-K announcing the same.

     This information is not "filed" pursuant to the Securities Exchange Act and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supersedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PANGEA PETROLEUM CORP.



Date:  August 20, 2009                   /s/     Russell Ivy
                                         ----------------------
                                                 Russell Ivy,
                                                 President